Exhibit 99.1

Investors:
Kate Scolnick	Brandie Claborn
McAfee, Inc.	McAfee, Inc.
kate_scolnick@mcafee.com	(972) 987-2124
brandie_claborn@mcafee.com
Media:
Tracy Ross
McAfee, Inc.
(408) 356-5965
tracy_ross@mcafee.com
MCAFEE, INC. APPOINTS LORRIE NORRINGTON
TO BOARD OF DIRECTORS
Norrington brings Global Management and Internet Business
Experience to McAfee’s Board of Directors
SANTA CLARA, Calif.,— December 1, 2009 — McAfee, Inc. (NYSE: MFE) today announced the appointment of Lorrie Norrington, president of eBay Marketplaces, to its board of directors, effective today.
     “We are pleased that Lorrie is joining McAfee’s board of directors,” said Dave DeWalt, president and chief executive officer of McAfee. “Lorrie brings significant global business management experience to the company. Her Internet and technology-based business expertise will complement the expertise of our current board and will be instrumental in helping the company capitalize on its strategic market opportunities and prospects for continued growth.”
     “This is an exciting time to be a part of McAfee,” said Norrington. “The company has an excellent track record of innovation and talent, and is well positioned to continue to win in the marketplace. I look forward to joining McAfee’s board and helping to contribute to McAfee’s strategy and success as we enter 2010.”
     As president of eBay Marketplaces, Norrington, age 49, oversees a global ecommerce platform trading $60 billion worth of goods by more than 25 million sellers and 89 million active users. President of eBay Marketplaces since July 2008, Norrington previously served as head of eBay Marketplaces Operations, leading the operation of eBay’s global network of Internet sites, and president of eBay International in Europe and Asia-Pacific. Prior to joining eBay, she served as president and chief executive officer of Shopping.com, Inc., an online shopping comparison site that was acquired by eBay in August 2005. Prior to that, Norrington served as executive vice president in the office of the CEO of Intuit Inc., where she focused on leading strategies and operations for small business services, industry specific businesses and all enterprise wide systems and helped develop the QuickBooks and Quicken product lines. Norrington’s background and experience also include serving in a variety of positions at General Electric Corporation over a twenty-year period.
     Norrington holds a Bachelor of Science degree in Business Administration from University of Maryland and a Master in Business Administration degree from the Harvard Business School.
About McAfee, Inc.
McAfee, Inc., headquartered in Santa Clara, California, is the world’s largest dedicated security technology company. McAfee is committed to relentlessly tackling the world’s toughest security challenges. The company delivers proactive and proven solutions and services that help secure systems and networks around the world, allowing users to safely connect to the Internet, browse and shop the web more securely. Backed by an award-winning research team, McAfee creates innovative products that empower home users, businesses, the public sector and service providers by enabling them to prove compliance with regulations, protect data, prevent disruptions, identify vulnerabilities, and continuously monitor and improve their security. http://www.mcafee.com.
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All statements other than statements of historical fact are statements that could be deemed to be “forward-looking statements” under the federal securities laws, including but not limited to, statements relating to the security software industry and McAfee’s success, strategies, competitive market position, strategic market opportunities and prospects for continued growth. These forward-looking statements are based on management’s current expectations and are subject to known and unknown risks, uncertainties and assumptions which may cause our results, performance and achievements to differ materially from those expressed, including the risks and uncertainties more fully described in McAfee’s filings with the SEC. McAfee does not undertake to update any forward looking statements.
McAfee and any additional McAfee marks herein are registered trademarks of McAfee, Inc. and/or its affiliates in the U.S. and/or other countries. McAfee Red in connection with security is distinctive of McAfee brand products. All other registered and unregistered trademarks herein are the sole property of their respective owners. © 2009 McAfee, Inc. All rights reserved.